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                                  Exhibit 32.2

                           CERTIFICATIONS REQUIRED BY
               RULE 13a-14(b)/15d-14(b) AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Universal Display Corporation (the "Company") on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of the Company, hereby certify, based on my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 10, 2003                By: /s/ Sidney D. Rosenblatt
                                          -------------------------------------
                                               Sidney D. Rosenblatt
                                               Executive Vice President and
                                               Chief Financial Officer